As filed with the Securities and Exchange Commission on November 20, 2023.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

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Colombier Acquisition Corp. II
(Exact name of registrant as specified in its charter)

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Cayman Islands	6770	98-1753949
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

214 Brazilian Avenue, Suite 200-J
Palm Beach, FL 33480
Telephone: (561) 805-3588
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Omeed Malik
Chief Executive Officer
c/o Colombier Acquisition Corp. II

214 Brazilian Avenue, Suite 200-J

Palm Beach, FL 33480

Telephone: (561) 805-3588
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300	Bradley Kruger Ogier (Cayman) LLP 89 Nexus Way, Camana Bay, Grand Cayman Cayman Islands KY1-9009 (345) 949-9876	Christian O. Nagler, P.C. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-274902

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Colombier Acquisition Corp. II is a blank check company incorporated as a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-274902), initially filed by the Registrant on October 6, 2023 and declared effective, as amended, by the Securities and Exchange Commission on November 20, 2023 (the “Prior Registration Statement”).

This Registration Statement covers the registration of an additional 2,300,000 of the Registrant’s units, each consisting of one Class A ordinary share and one-third of one redeemable warrant to purchase a Class A ordinary share of the Registrant. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that (1) it has instructed its bank to pay the filing fee set forth in Exhibit 107 filed herewith by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of November 21, 2023), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than November 21, 2023.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.     Exhibits and Financial Statement Schedules.

(a) Exhibits.    All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-274902) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Ellenoff Grossman & Schole LLP.
5.2	Opinion of Ogier (Cayman) LLP, Cayman Islands counsel to the Registrant.
23.1	Consent of Withum Smith+Brown, PC.
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).
23.3	Consent of Ogier (Cayman) LLP (included on Exhibit 5.2).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 20, 2023.

Colombier Acquisition Corp. II
By:	/s/ Omeed Malik
Name: Omeed Malik
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Omeed Malik	Chief Executive Officer and	November 20, 2023
Omeed Malik	Chairman of the Board of Directors (Principal Executive Officer)
/s/ Joe Voboril	Chief Financial Officer and Co-President	November 20, 2023
Joe Voboril	(Principal Accounting Officer and Financial Officer)
/s/ Andrew Nasser	Chief Investment Officer and Co-President	November 20, 2023
Andrew Nasser
/s/ Jordan Cohen	Chief Operating Officer	November 20, 2023
Jordan Cohen

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Colombier Acquisition Corp. II, in New York, New York, on the 20th day of November, 2023.

By:	/s/ Omeed Malik
Name: Omeed Malik
Title: Chief Executive Officer

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